MADISON SQUARE GARDEN SPORTS CORP. REPORTS
FISCAL 2024 FOURTH QUARTER AND FULL-YEAR RESULTS

Record Revenues of Over $1 Billion for Fiscal 2024, up 16% Year-over-Year
Record Operating Income of $146.0 Million and Adjusted Operating Income of $172.2 Million for Fiscal 2024(1)

NEW YORK, N.Y., August 13, 2024 - Madison Square Garden Sports Corp. (NYSE: MSGS) (the “Company”) today reported financial results for the fiscal fourth quarter and full-year ended June 30, 2024.
The fiscal 2024 fourth quarter was highlighted by the New York Knicks (the “Knicks”) and New York Rangers (the “Rangers”) both qualifying for the playoffs, culminating with the Knicks advancing to the Eastern Conference Semifinals and the Rangers advancing to the Eastern Conference Finals. Fiscal fourth quarter results reflected strong demand from fans and partners, as well as the positive impact of a combined four more Knicks and Rangers regular season home games at the Madison Square Garden Arena (“The Garden”) and a combined seven more playoff home games, both as compared to the prior year period.
For fiscal 2024, the Company reported revenues of $1.03 billion, an increase of $139.7 million, or 16%, as compared to the prior year. In addition, the Company had operating income of $146.0 million, an increase of $60.9 million, or 71%, and adjusted operating income of $172.2 million, an increase of $57.2 million, or 50%, both as compared to the prior year.(1)
For the fiscal 2024 fourth quarter, the Company reported revenues of $227.3 million, an increase of $100.3 million, or 79%, as compared to the prior year quarter. In addition, the Company had operating income of $52.3 million and adjusted operating income of $56.5 million, as compared to an operating loss of $12.2 million and an adjusted operating loss of $7.8 million in the prior year quarter.(1)
Madison Square Garden Sports Corp. Executive Chairman and CEO James L. Dolan said, “Our Company delivered record financial results in fiscal 2024, driven by robust demand for the Knicks and the Rangers, as both teams had successful regular seasons which led to playoff runs. Looking ahead, we remain confident in the strength of our professional sports franchises and believe we are well positioned to generate long-term shareholder value.”

Results from Operations
Results for the quarter and year ended June 30, 2024 and 2023 are as follows:

	Three Months Ended				Twelve Months Ended
	June 30,		Change		June 30,		Change
$ millions	2024	2023	$	%	2024	2023	$	%
Revenues	$227.3	$126.9	$100.3	79%	$1,027.1	$887.4	$139.7	16%
Operating income (loss)	$52.3	$(12.2)	$64.5	NM	$146.0	$85.2	$60.9	71%
Adjusted operating income (loss)(1)	$56.5	$(7.8)	$64.3	NM	$172.2	$115.0	$57.2	50%
Note: Amounts may not foot due to rounding. NM - Absolute percentages greater than 200% and comparisons from positive to negative values or to zero values are considered not meaningful.
(1) See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). During the fourth quarter of fiscal 2023, the Company amended this definition so that the non-cash portion of operating lease costs (which was $2,417 and $24,850 for the three and twelve months ended June 30, 2024, respectively, and $1,439 and $26,096 for the three and twelve months ended June 30, 2023, respectively) related to the Company’s arena license agreements with Madison Square Garden Entertainment Corp. (“MSG Entertainment”) is no longer excluded in all periods presented.

Summary of Reported Results from Operations for the Fiscal 2024 Fourth Quarter
For the fiscal 2024 fourth quarter, the Company generated revenues of $227.3 million, an increase of $100.3 million, or 79%, as compared to the prior year period. This increase was primarily due to higher playoff-related revenues, regular season ticket-related revenues, suite revenues, sponsorship and signage revenues, and revenues from league distributions. During the fiscal 2024 fourth quarter, the Rangers and the Knicks played a combined four more regular season games and seven more playoff games at The Garden, both as compared to the prior year quarter.
Playoff-related revenues increased $71.8 million, primarily due to the Rangers and the Knicks playing additional playoff games at The Garden in the fiscal 2024 fourth quarter, as well as higher average per-game revenues in the current year period.
Regular season ticket-related revenues increased $14.4 million as compared to the prior year period, primarily due to the Rangers and the Knicks playing more regular season home games at The Garden during the fiscal 2024 fourth quarter and, to a lesser extent, higher average per-game revenue.
Suite revenues increased $5.9 million as compared to the prior year period, primarily due to the Rangers and the Knicks playing more regular season home games at The Garden during the fiscal 2024 fourth quarter and, to a lesser extent, higher net sales of suite products, including revenue related to new premium hospitality offerings which were made available at the start of the 2023-24 seasons.
Sponsorship and signage revenues increased $3.5 million as compared to the prior year period, primarily due to the Rangers and the Knicks playing more regular season games at The Garden during the current year period.
Revenues from league distributions increased $3.2 million as compared to the prior year period, primarily due to a non-recurring territorial fee from the NHL in the current year period, partially offset by the timing of recognition of certain other league distributions in the prior year period.
Direct operating expenses of $107.7 million increased $27.4 million, or 34%, as compared to the prior year period. Playoff-related expenses increased $27.6 million, as compared to the prior year period, primarily due to additional home playoff games. Other team operating expenses increased $6.1 million and arena operating lease costs increased $2.8 million, both as compared to the prior year period, primarily due to the Rangers and the Knicks playing more regular season games at The Garden during the fiscal 2024 fourth quarter. These increases were partially offset by a $6.0 million decrease in net provisions for certain team personnel transactions as compared to the prior year period. In addition, net provisions for league revenue sharing expense (net of escrow and excluding the playoffs) and NBA luxury tax decreased $4.2 million as compared to the prior year period.
Selling, general and administrative expenses of $66.4 million increased $8.5 million, or 15%, as compared to the prior year period. This increase primarily reflects higher playoff-related expenses of $2.7 million, higher employee compensation and related benefits of $2.7 million and higher operating lease costs of $2.3 million.
Operating income of $52.3 million increased $64.5 million and adjusted operating income of $56.5 million increased $64.3 million, both as compared to the prior year period, primarily due to the increase in revenues, partially offset by higher direct operating expenses and, to a lesser extent, higher selling, general and administrative expenses.

About Madison Square Garden Sports Corp.
Madison Square Garden Sports Corp. (MSG Sports) is a leading professional sports company, with a collection of assets that includes the New York Knicks (NBA) and the New York Rangers (NHL), as well as two development league teams – the Westchester Knicks (NBAGL) and the Hartford Wolf Pack (AHL). MSG Sports also operates a professional sports team performance center – the MSG Training Center in Greenburgh, NY. More information is available at www.msgsports.com.

Non-GAAP Financial Measures
During the fourth quarter of fiscal 2023, the Company amended its definition of adjusted operating income (loss) so that the impact of the non-cash portion of operating lease costs related to the Company’s arena license agreements with MSG Entertainment is no longer excluded in the calculation of adjusted operating income (loss) in all periods presented.

We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) excluding (i) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (ii) share-based compensation expense or benefit, (iii) restructuring charges or credits, (iv) gains or losses on sales or dispositions of businesses, (v) the impact of purchase accounting adjustments related to business acquisitions, and (vi) gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan. Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of our business without regard to the settlement of an obligation that is not expected to be made in cash. In addition, we believe that the exclusion of gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan provides investors with a clearer picture of the Company’s operating performance given that, in accordance with U.S. generally accepted accounting principles (“GAAP”), gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan are recognized in Operating (income) loss whereas gains and losses related to the remeasurement of the assets under the Company’s Executive Deferred Compensation Plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in Miscellaneous income (expense), net, which is not reflected in Operating income (loss).

We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of our Company. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with GAAP. Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this earnings release.

Forward-Looking Statements
This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates, and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

 # # #
Contacts:

Ari Danes, CFA Investor Relations and Financial Communications (212) 465-6072	Justin Blaber Financial Communications (212) 465-6109
Grace Kaminer Investor Relations (212) 631-5076

Conference Call Information:
The conference call will be Webcast live today at 10:00 a.m. ET at investor.msgsports.com
Conference call dial-in number is 888-660-6386 / Conference ID Number 6996895
Conference call replay number is 800-770-2030 / Conference ID Number 6996895 until August 20, 2024

MADISON SQUARE GARDEN SPORTS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues	$227,251	$126,920	$1,027,149	$887,447
Direct operating expenses	107,743	80,377	616,514	548,811
Selling, general and administrative expenses	66,413	57,866	261,433	249,885
Depreciation and amortization	792	874	3,164	3,577
Operating income (loss)	52,303	(12,197)	146,038	85,174
Other income (expense):
Interest income	1,238	765	2,787	2,392
Interest expense	(6,320)	(6,489)	(27,589)	(22,884)
Miscellaneous (expense) income, net	(4,491)	5,696	(15,568)	25,239
Income (loss) before income taxes	42,730	(12,225)	105,668	89,921
Income tax (expense) benefit	(17,239)	2,731	(46,897)	(44,293)
Net income (loss)	25,491	(9,494)	58,771	45,628
Less: Net loss attributable to nonredeemable noncontrolling interests	—	(237)	—	(2,165)
Net income (loss) attributable to Madison Square Garden Sports Corp.’s stockholders	$25,491	$(9,257)	$58,771	$47,793

Basic earnings (loss) per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$1.06	$(0.39)	$2.45	$1.90
Diluted earnings (loss) per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$1.06	$(0.39)	$2.44	$1.89

Basic weighted-average number of common shares outstanding	24,030	23,961	24,011	24,090
Diluted weighted-average number of common shares outstanding	24,156	23,961	24,096	24,194

MADISON SQUARE GARDEN SPORTS CORP.
ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO
ADJUSTED OPERATING INCOME (LOSS)
(In thousands)
(Unaudited)

The following is a description of the adjustments to operating income (loss) to arrive at adjusted operating income (loss) as described in this earnings release:

•Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets in all periods.
•Share-based compensation. This adjustment eliminates the compensation expense related to restricted stock units, performance stock units and stock options granted under the Company's employee stock plan and non-employee director plan in all periods.
•Remeasurement of deferred compensation plan liabilities. This adjustment eliminates the impact of gains and losses related to the remeasurement of liabilities under the Company's executive deferred compensation plan.

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Operating income (loss)	$52,303	$(12,197)	$146,038	$85,174
Depreciation and amortization	792	874	3,164	3,577
Share-based compensation	3,222	3,144	21,291	25,203
Remeasurement of deferred compensation plan liabilities	193	377	1,749	1,091
Adjusted operating income (loss)(1)	$56,510	$(7,802)	$172,242	$115,045

____________________
(1) During the fourth quarter of fiscal 2023, the Company amended its definition of adjusted operating income so that the impact of the non-cash portion of operating lease costs related to the Company’s arena license agreements with MSG Entertainment is no longer excluded. Pursuant to GAAP, recognition of operating lease costs is recorded on a straight-line basis over the term of the agreement based upon the value of total future payments under the arrangement. As a result, operating lease costs is comprised of a contractual cash component plus or minus a non-cash component for each period presented. Operating expense includes operating lease costs of (i) $4,159 and $42,769 of expense paid in cash for the three and twelve months ended June 30, 2024, respectively and $2,290 and $41,524 of expense paid in cash for the three and twelve months ended June 30, 2023, respectively, and (ii) a non-cash expense of $2,417 and $24,850 for the three and twelve months ended June 30, 2024, respectively, and $1,439 and $26,096 for the three and twelve months ended June 30, 2023, respectively.

MADISON SQUARE GARDEN SPORTS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	June 30,
	2024	2023
ASSETS
Current Assets:
Cash and cash equivalents	$89,136	$40,398
Restricted cash	5,771	61
Accounts receivable, net	33,781	40,139
Net related party receivables	32,255	15,969
Prepaid expenses	30,956	24,768
Other current assets	25,043	27,898
Total current assets	216,942	149,233
Property and equipment, net	28,541	30,501
Right-of-use lease assets	694,566	715,283
Indefinite-lived intangible assets	103,644	103,644
Goodwill	226,523	226,523
Investments	62,543	67,374
Other assets	13,533	22,459
Total assets	$1,346,292	$1,315,017

MADISON SQUARE GARDEN SPORTS CORP.
CONSOLIDATED BALANCE SHEETS (continued)
(In thousands, except per share data)
(Unaudited)

	June 30,
	2024	2023
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$9,900	$9,093
Net related party payables	6,718	5,842
Debt	30,000	30,000
Accrued liabilities:
Employee related costs	133,930	144,310
League-related accruals	120,876	106,926
Other accrued liabilities	21,613	17,561
Operating lease liabilities, current	50,267	49,745
Deferred revenue	148,678	157,051
Total current liabilities	521,982	520,528
Long-term debt	275,000	295,000
Operating lease liabilities, noncurrent	749,952	746,437
Defined benefit obligations	4,103	4,526
Other employee related costs	43,493	49,070
Deferred tax liabilities, net	16,925	24,024
Deferred revenue, noncurrent	1,147	12,666
Total liabilities	1,612,602	1,652,251
Commitments and contingencies
Madison Square Garden Sports Corp. Stockholders’ Equity:
Class A Common stock, par value $0.01, 120,000 shares authorized; 19,423 and 19,364 shares outstanding as of June 30, 2024 and 2023, respectively	204	204
Class B Common stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of June 30, 2024 and 2023	45	45
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of June 30, 2024 and 2023	—	—
Additional paid-in capital	19,079	16,846
Treasury stock, at cost, 1,025 and 1,084 shares as of June 30, 2024 and 2023, respectively	(169,547)	(179,410)
Accumulated deficit	(115,139)	(173,910)
Accumulated other comprehensive loss	(952)	(1,009)
Total equity	(266,310)	(337,234)
Total liabilities and equity	$1,346,292	$1,315,017

MADISON SQUARE GARDEN SPORTS CORP.
SELECTED CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Twelve Months Ended
	June 30,
	2024	2023
Net cash provided by operating activities	$92,131	$152,473
Net cash used in investing activities	(8,898)	(17,759)
Net cash used in financing activities	(28,785)	(185,273)
Net increase (decrease) in cash, cash equivalents and restricted cash	54,448	(50,559)
Cash, cash equivalents and restricted cash from beginning of period	40,459	91,018
Cash, cash equivalents and restricted cash at end of period	$94,907	$40,459